Exhibit 10.2

CONSENT TO SUBLEASE

THIS CONSENT TO SUBLEASE (this “Consent Agreement”) is entered into as of June 19, 2015 (the “Effective Date”), by and among CA-MISSION STREET LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), SEECHANGE HEALTH MANAGEMENT LLC, a Delaware limited liability company (“Sublandlord”), and JAGUAR ANIMAL HEALTH, INC., a Delaware corporation (“Subtenant”), with reference to the following facts:

A.                                    Landlord, as landlord, and Sublandlord (successor in interest to SeeChange Health Management Company, Inc.), as tenant, are parties to that certain Office Lease Agreement dated as of January 22, 2010 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of December 13, 2011 and that certain Second Amendment to Lease dated as of August 20, 2013 (the Original Lease, as amended, is referred to herein as the “Lease”) pursuant to which Landlord leases to Sublandlord certain premises containing approximately 6,008 rentable square feet (the “Premises”) described as Suite No. 2375 on the twenty third (23rd) floor of the building located at 201 Mission Street, San Francisco, California (the “Building”).

B.                                    Sublandlord and Subtenant have entered into that certain sublease agreement dated as of May 8, 2015, a copy of which is attached hereto as Exhibit A (the “Sublease”) pursuant to which Sublandlord has agreed to sublease to Subtenant certain premises described as follows: approximately 6,008 rentable square feet (the “Sublet Premises”) constituting the entire Premises.

C.                                    Sublandlord and Subtenant have requested Landlord’s consent to the Sublease.

D.                                    Landlord has agreed to give such consent upon the terms and conditions contained in this Consent Agreement.

E.                                     Capitalized terms used by not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

NOW THEREFORE, in consideration of the foregoing preambles which by this reference are incorporated herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby consents to the Sublease subject to the following terms and conditions, all of which are hereby acknowledged and agreed to by Sublandlord and Subtenant:

1.                                      Sublease Agreement.   Sublandlord and Subtenant hereby represent that a true and complete copy of the Sublease is attached hereto and made a part hereof as Exhibit A, and Sublandlord and Subtenant agree that the Sublease shall not be modified without Landlord’s prior written consent in accordance with the terms of the Lease. In the event of a conflict between the terms and provisions of the Sublease and the terms and provisions of this Consent Agreement, the terms and provisions of this Consent Agreement shall govern. Subtenant hereby represents to Landlord that the “Qualifying IPO,” as defined in Section 2(c) of the Sublease, took place on or before May 14, 2015.

2.                                      Representations.   Sublandlord hereby represents and warrants that Sublandlord (i) has full power and authority to sublease the Sublet Premises to Subtenant, (ii) has not transferred or conveyed its interest in the Lease to any person or entity collaterally or otherwise, and (iii) has full power and authority to enter into the Sublease and this Consent Agreement. Subtenant hereby represents and warrants that Subtenant has full power and authority to enter into the Sublease and this Consent Agreement.

3.                                      Indemnity and Insurance.   Subtenant hereby assumes, with respect to Landlord and the Landlord Related Parties, all of the indemnity and insurance obligations of the Sublandlord under the Lease with respect to the Sublet Premises, provided that the foregoing shall not be construed as relieving or releasing Sublandlord from any such obligations. Except to the extent caused solely by the gross negligence or willful misconduct of Landlord or any Landlord Related Parties, Sublandlord shall indemnify, defend and hold Landlord and all Landlord Related Parties harmless from and against any loss, cost or expense, including attorneys’ fees or costs, which arise by virtue of the Sublease or Subtenant’s occupancy of the Sublet Premises.

4.                                      No Release.   Nothing contained in the Sublease or this Consent Agreement shall be construed as relieving or releasing Sublandlord from any of its obligations under the Lease, it being expressly understood and agreed that Sublandlord shall remain liable for such obligations notwithstanding anything contained in the Sublease or this Consent Agreement or any subsequent assignment(s), sublease(s) or transfer(s) of the interest of the tenant under the Lease. Sublandlord shall be responsible for the collection of all rent due it from Subtenant, and for the performance of all the other terms and conditions of the Sublease, it being understood that Landlord is not a party to the Sublease and, notwithstanding anything to the contrary contained in the Sublease, is not bound by any terms, provisions, representations or warranties contained in the Sublease and is not obligated to Sublandlord or Subtenant for any of the duties and obligations contained therein.

5.                                      Administrative Fee.   Upon Sublandlord’s execution and delivery of this Consent Agreement, Sublandlord shall pay to Landlord the sum of $1,500.00 in consideration for Landlord’s review of the Sublease and the preparation and delivery of this Consent Agreement, together with legal fees in the amount of $1,881.00.

6.                                      No Transfer.   Subtenant shall not further sublease the Sublet Premises, assign its interest as the Subtenant under the Sublease or otherwise transfer its interest in the Sublet Premises or the Sublease to any person or entity without the written consent of Landlord.

7.                                      Lease.   The Sublease is subject and subordinate to the terms of the Lease. In no event shall the Sublease or this Consent Agreement be construed as granting or conferring upon the Sublandlord or the Subtenant any greater rights than those contained in the Lease nor shall there be any diminution of the rights and privileges of the Landlord under the Lease, nor shall the Lease be deemed modified in any respect. Without limiting the scope of the preceding sentence, any construction or alterations performed in or to the Sublet Premises shall be performed with Landlord’s prior written approval and in accordance with the terms and conditions of the Lease. It is hereby acknowledged and agreed that any provisions in the Sublease which limit the manner in which Sublandlord may amend the Lease are binding only upon Sublandlord and Subtenant as between such parties. Landlord shall not be bound in any manner by such provisions and may rely upon Sublandlord’s execution of any agreements amending or terminating the Lease subsequent to the date hereof notwithstanding any contrary provisions in the Sublease. Any parking rights granted to Subtenant pursuant to the Sublease shall be satisfied out of the parking rights, if any, granted to Sublandlord under the Lease.

Notwithstanding the provisions of Section 8(a) of the Sublease, Landlord has no obligation to negotiate or agree to any extension of the Lease with Sublandlord or Subtenant.

8.                                      Services.   Sublandlord hereby authorizes Subtenant, as agent for Sublandlord, to obtain services and materials for or related to the Sublet Premises, and Sublandlord agrees to pay for such services and materials as additional Rent under the Lease upon written demand from Landlord. Subtenant hereby agrees with Sublandlord to obtain Sublandlord’s prior written consent to obtaining any such services or materials from Landlord in each instance, and agrees to promptly reimburse Sublandlord for all amounts paid by Sublandlord for such services and materials. Notwithstanding the foregoing, Landlord will have no obligation to determine whether or not Subtenant has received Sublandlord’s prior written approval before providing any such requested services and materials to Subtenant, and Subtenant’s failure to do so will not relieve Sublandlord from its obligation to pay Landlord for such services and materials. As a convenience to Sublandlord, Landlord will bill Subtenant directly for such services and materials, or any portion thereof, in which event Subtenant shall pay for the services and materials so billed upon written demand, provided that such billing shall not relieve Sublandlord from its primary obligation to pay for such services and materials. Elevator use in connection with Subtenant’s move in and improvement work, if any, shall be charged to Sublandlord in accordance with Landlord’s freight elevator rates for the Building, and shall be paid by Subtenant to Sublandlord at cost. The scheduling of elevator use for such purposes shall be determined by Landlord; Landlord may require that elevators be used for such purposes only after 6 p.m. or on weekends. For any other services or efforts undertaken by Landlord in connection with Subtenant’s move into, improvement or occupancy of the Sublet Premises, Landlord shall charge Sublandlord such amount as Landlord deems will adequately compensate Landlord for such services or efforts. Sublandlord will be charged for any utilities or other services furnished to the Sublet Premises for Subtenant in excess of those agreed to be provided under the terms of the Lease.

9.                                      Attornment.   If the Lease or Sublandlord’s right to possession thereunder terminates for any reason prior to expiration of the Sublease, Subtenant agrees, at the written election of Landlord, to attorn to Landlord upon the then executory terms and conditions of the Sublease for the remainder of the term of the Sublease. In the event of any such election by Landlord, Landlord will not be (a) liable for any rent paid by Subtenant to Sublandlord more than one month in advance, or any security deposit paid by Subtenant to Sublandlord, unless same has been transferred to Landlord by Sublandlord; (b) liable for any act or omission of Sublandlord under the Lease, Sublease or any other agreement between Sublandlord and Subtenant or for any default of Sublandlord under any such documents which occurred prior to the effective date of the attornment; (c) subject to any defenses or offsets that Subtenant may have against Sublandlord which arose prior to the effective date of the attornment; (d) bound by any changes or modifications made to the Sublease without the written consent of Landlord, (e) obligated in any manner with respect to the transfer, delivery, use or condition of any furniture, equipment or other personal property in the Sublet Premises which Sublandlord agreed would be transferred to Subtenant or which Sublandlord agreed could be used by the Subtenant during the term of the Sublease, or (f) liable for the payment of any improvement allowance, or any other payment, credit, offset or amount due from Sublandlord to Subtenant under the Sublease. If Landlord does not elect to have Subtenant attorn to Landlord as described above, the Sublease and all rights of Subtenant in the Sublet Premises shall terminate upon the date of termination of the

Lease or Sublandlord’s right to possession thereunder. The terms of this Section 9 supersede any contrary provisions in the Sublease.

10.                               Payments Under the Sublease.   If at any time Sublandlord is in default under the terms of the Lease or a petition is filed by or against Sublandlord to declare Sublandlord bankrupt or seeking a plan of reorganization or arrangement under the Bankruptcy Act, or any amendment or substitution therefor, Landlord shall have the right to contact Subtenant and require Subtenant to pay all rent due under the Sublease directly to Landlord until such time as Sublandlord has cured such default. Subtenant agrees to pay such sums directly to Landlord if requested by Landlord, and Sublandlord agrees that any such sums paid by Subtenant shall be deemed applied against any sums owed by Subtenant under the Sublease. Any such sums received by Landlord from Subtenant shall be received by Landlord on behalf of Sublandlord and shall be applied by Landlord to any sums past due under the Lease, in such order of priority as required under the Lease or, if the Lease is silent in such regard, then in such order of priority as Landlord reasonably deems appropriate. The receipt of such funds by Landlord shall in no manner be deemed to create a direct lease or sublease between Landlord and Subtenant. If Subtenant fails to deliver its Sublease payments directly to Landlord as required herein following receipt of written notice from Landlord as described above, then Landlord shall have the right to remove any signage of Subtenant, at Subtenant’s cost, located outside the Premises or in the Building lobby or elsewhere in the Building and to pursue any other rights or remedies available to Landlord at law or in equity.

11.                               Excess Rent.   If Landlord is entitled to any excess rent from Sublandlord pursuant to the Section 11.03 of the Lease, then, in addition to all rent otherwise payable by Sublandlord to Landlord under the Lease, Sublandlord shall also pay to Landlord the portion of the excess rent to which Landlord is entitled under the Lease, in the manner described in the Lease. Landlord’s failure to bill Sublandlord for, or to otherwise collect, such sums shall in no manner be deemed a waiver by Landlord of its right to collect such sums in accordance with the Lease.

12.                               OFAC and Anti-Money Laundering Compliance Certifications.   Subtenant hereby represents, certifies and warrants to Landlord as follows: (i) Subtenant is not named and is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by any Executive Order, including without limitation Executive Order 13224, or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule or regulation that is enacted, enforced or administered by the Office of Foreign Assets Control (“OFAC”); (ii) Subtenant is not engaged in Sublease transaction, directly or indirectly, for or on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation; and (iii) none of the proceeds used to pay rent have been or will be derived from a “specified unlawful activity” as defined in, and Subtenant is not otherwise in violation of, the Money Laundering Control Act of 1986, as amended, or any other applicable laws regarding money laundering activities. Furthermore, Subtenant agrees to immediately notify Landlord if Subtenant was, is, or in the future becomes, a “senior foreign political figure” or an immediate family member or close associate of a “senior foreign political figure,” within the meaning of Section 312 of the USA PATRIOT Act of 2001 , as the same may be amended from time to time. Notwithstanding anything in the Sublease to the contrary, Subtenant understands that the foregoing representations, certifications and warranties are ongoing and shall be and remain true and in force on the date hereof and throughout the term of the Sublease and that any breach thereof shall be a default

(not subject to any notice or cure rights) under the Sublease, and Subtenant hereby agrees to defend, indemnify and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, fines, penalties, forfeitures and expenses (including without limitation costs and attorneys’ fees) arising from or related to any breach of the foregoing representations, certifications and warranties.

13.                               Authority.   Each signatory of this Consent Agreement represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

14.                               Guaranty.   At Landlord’s option, unless such requirement is waived by Landlord in writing this Consent Agreement shall be of no force and effect unless and until accepted by HEALTHMINE, INC., a Delaware corporation, successor in interest to the Guarantor of the Lease (“Guarantor”). By its signature below, Guarantor hereby agrees as follows:

(a)                                 The Guaranty was executed by “SEECHANGE, LLC, a Delaware limited liability company.” Guarantor hereby represents and warrants that the correct name of the Guarantor at the time the Guaranty was executed was “SEECHANGE HEALTH LLC, a Delaware limited liability company” and hereby affirms the Guaranty as executed, and as of the date originally executed, as if the correct name of the Guarantor entity had been correctly reflected in the Guaranty.

(b)                                 The Guaranty shall continue in full force and effect notwithstanding the Sublease of the Premises to Subtenant.

(c)                                  For purposes of Section 26.02 of the Guaranty, Guarantor has irrevocably appointed Corporation Service Company, having an address of 2710 Gateway Oaks Drive, Suite 150N, Sacramento, California 95833, as its authorized agent to accept and acknowledge, on behalf of Guarantor, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in Section 26.01 of the Guaranty, and represents and warrants that such agent has agreed to accept such appointment.

15.                               Civil Code Section 1938.   The Premises have not undergone an inspection by a Certified Access Specialist (CASp). This notice is given pursuant to California Civil Code Section 1938.

16.                               Counterparts.   This Consent Agreement may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument. This Consent Agreement may be executed in so-called “pdf” format and each party has the right to rely upon pdf counterparts of this Consent Agreement signed by the other parties to the same extent as if such party had received original counterparts.

IN WITNESS WHEREOF, Landlord, Sublandlord and Subtenant have executed this Consent Agreement as of the Effective Date.

LANDLORD:

CA-MISSION STREET LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	NAPI REIT TRS, INC., a Maryland corporation
Its:	General Partner

	By:	/s/ Kathy A. Broderick
	Name:	Kathy A. Broderick
	Its:	Secretary & Treasurer

[Signatures continue on the following page]

SUBLANDLORD:

SEECHANGE HEALTH MANAGEMENT LLC, a Delaware limited liability company

By:	/s/ Thomas J. Smith
Name:	Thomas J. Smith
Its:	SVP

SUBTENANT:

JAGUAR ANIMAL HEALTH, INC., a Delaware corporation

By:	/s/ Lisa A. Conte
Name:	Lisa A. Conte
Title:	President & CEO

GUARANTOR:

HEALTHMINE, INC. a Delaware corporation

By:	/s/ Thomas J. Smith
Name:	Thomas J. Smith
Title:	SVP

Subtenant signature requirements:

If Subtenant is a foreign (non-California) corporation, the following conditions must be satisfied:

(A)                               Tenant shall provide Landlord a copy of a corporate resolution signed by all Directors of the corporation and in a form reasonably acceptable to Landlord authorizing the person or persons designated to sign the Lease to do so.

(B)                               Tenant shall provide Landlord a certificate from the Secretary of State of the Tenant’s state of incorporation confirming that Tenant is in good standing and qualified to do business in its state of incorporation, and Tenant shall also provide a certificate from the California Secretary of State confirming that Tenant is qualified to do business in California.